Exhibit 99.1

American Rebel Holdings Announces Closing of $13.0 Million Private Placement

Nashville, TN, July 12, 2022 (GLOBE NEWSWIRE) – American Rebel Holdings, Inc. (NASDAQ: AREB) (NASDAQ: AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”), a designer and marketer of branded safes and personal security, and self-defense products, today announced the closing of its previously announced private placement of common stock (or pre-funded warrants in lieu thereof) and warrants.

Under the terms of the securities purchase agreement, the Company sold 11,711,712 shares of common stock (or pre-funded warrants in lieu thereof), and warrants to purchase 23,423,424 shares of common stock. Each share of common stock (or pre-funded warrant in lieu thereof) was sold together with accompanying warrants at a combined effective purchase price of $1.11. The warrants will be immediately exercisable from the date of issuance at an initial exercise price of $0.86 per share, subject to adjustments as set forth therein, and will expire five years from the date of issuance.

The Company intends to use the net proceeds from the private placement primarily to fund the planned acquisition of Champion Safe Company, as well as for general working capital and administrative purposes. Andy Ross, Chief Executive Officer of the Company, said, “We are excited to bring the Champion name into the American Rebel family. Founded in 1999 by Ray Crosby, Champion has three safe lines – Champion Safe, Superior Safe and Safe Guard Security Products. The American Rebel team is very eager to work with Ray and his team and move the Company forward.”

EF Hutton, division of Benchmark Investments, LLC, acted as exclusive placement agent for the offering.

The shares of common stock, pre-funded warrants, and warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About American Rebel Holdings, Inc.

American Rebel operates primarily as a designer and marketer of branded safes and personal security and self-defense products. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com. For investor information, visit www.americanrebel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ:AREB) (NASDAQ:AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our ability to raise sufficient funds to close the acquisition, our current reliance on a sole manufacturer and supplier for the production of our safes, our manufacturing partner’s ability to meet production demands, our ability to expand our sales organization to address existing and new markets that we intend to target, our ability to effectively compete in a competitive industry, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

info@americanrebel.com

Investor Relations:

John McNamara

TraDigital IR

917-658-2605

john@tradigitalir.com